UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) January 3, 2002


                         Commission File Number 0-33215
                                                -------


                                EMPS CORPORATION
                               ------------------
             (Exact Name of Registrant as Specified in its Charter)


             NEVADA                                       87-0617371
             ------                                    -----------------
    (State or other jurisdiction of              (I.R.S. Employer Identification
    incorporation or organization)                           Number)



                 875 Donner Way, Unit 705, Salt Lake City, Utah
                 ----------------------------------------------
                    (Address of principal executive offices)

                                      84108
                                    ---------
                                   (Zip Code)


                                 (801) 582-1881
                                 --------------
                (Registrant's Executive Office Telephone Number)


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ITEM 5.  OTHER INFORMATION

         The corporation's board of directors unanimously declared by resolution to increase the authorized capital stock of the corporation from Fifty Million shares to One Hundred and Fifty Million shares and to correspondingly increase the total issued and outstanding common stock thereby effecting a three-for-one forward stock split in accordance with the provisions of Section 78.207 and
78.209 of the Nevada Revised Statutes ("NRS"). The board of directors believes this action was advisable in order to facilitate trading of the corporation's securities and to increase liquidity for the shareholders.

         Pursuant to this action by the board of directors, the corporation filed a Certificate of Amendment to its Articles of Incorporation with the State of Nevada on January 3, 2002, to increase its authorized and issued and outstanding common stock. The record date, or the date shareholders of record are entitled to participate in the forward split ("Record Date"), will be January 15, 2002. The payment date, or the date the new certificates will be sent to shareholders ("Payment Date"), will be on or about January 18, 2002.

         The total issued and outstanding common stock of the corporation immediately prior to the forward split was 865,100 shares. The total issued and outstanding common stock of the corporation immediately following the forward split will be 2,595,300 shares. There will not be any fractional shares resulting from the forward stock split. The par value of the common stock will remain at $.001 per share. The common stock issued pursuant to the forward stock split will be fully paid and non-assessable. The number of shareholders as of the Record Date will remain unchanged and unaffected by the forward stock split.

         There will be no exchange of certificates and each shareholder as of the Record Date will receive two additional shares for each share held as of the Record Date. The corporation will bear all of the costs associated with issuance of the additional certificates representing shares issued as a result of the forward stock split.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EMPS CORPORATION



Date: January 7, 2002                          By /s/ Louis Naegle
                                                  -----------------------------
                                                  Louis Naegle, President

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